Exhibit 10.19(b)



                 AMENDMENT TO THE BURLINGTON INDUSTRIES, INC.

                           1995 EQUITY INCENTIVE PLAN


         The second sentence of Paragraph 5(a) of the Burlington Industries, Inc. 1995 Equity Incentive Plan is hereby amended, effective as of November 1, 1996, to read in its entirety as follows:

                           "Each of the members of the Committee shall at all times during service as a member of the Committee qualify with respect to the Plan as a "Non-Employee Director" within the meaning of Rule 16b-3 under the Exchange Act and as an "outside director" within the meaning of Section 162(m) of the Code."